Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)

Abolition of Series of Shares of Beneficial Interest dated July 15, 2013 (ING Value Choice Fund) – Filed as an exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.

(e)(1)

Investment Management Agreement dated May 13, 2013, between ING Investments, LLC and ING Equity Trust – Filed as an exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.

(e)(2)

Investment Management Agreement dated May 13, 2013, between ING Investments, LLC and ING Equity Trust with respect to ING Growth Opportunities Fund – Filed as an exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.

(e)(3)

Sub-Advisory Agreement dated May 13, 2013, between ING Investments, LLC and ING Investment Management Co. LLC – Filed as an exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.

(e)(4)

Sub-Advisory Agreement dated May 13, 2013, between ING Investments, LLC and Wellington Management Company, LLP – Filed as an exhibit to Post-Effective Amendment No. 129 to the Registrant’s Form N-1A Registration Statement on September 25, 2013 and incorporated herein by reference.